SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2005

GeneMax Corp.

(Exact Name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	0-27239 Commission File Number)	88-0277072 I.R.S. Employer Identification No.)

1681 Chestnut Street, Suite 400
Vancouver, British Columbia, Canada V6J 4M6
(Address, including zip code, of principal executive offices)

(604) 331-0400
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

Item 3.02	Unregistered Sales of Equity Securities

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 7, 2005, GeneMax, a biotechnology company specializing in the discovery and development of immunotherapeutics and microbial vaccines, completed a private placement of 9,068,299 units at USD$0.15 per unit for gross proceeds of USD$1,360,244.85. The units were sold only to non-US Persons pursuant to Regulation S, promulgated under the Securities Act of 1933. In addition, GeneMax announced the appointment of Mr. Konstantine Sarafis, formerly Chief Operating Officer, as President and CEO and director, and the appointment of Dr. Glynn Wilson as a director.

Each unit issued in the financing is comprised of one share and one-half of a share purchase warrant. Each whole warrant entitles the holder to acquire an additional share for two years at a price of (1) USD $0.15 before the earlier of four months from the issue date of the warrant and the date the company completes an additional financing of not less than USD$2,000,000, (2) USD$0.30 for the balance of the first year, and (3) thereafter USD$0.50. Certain registered broker dealers acted as finders in connection with the offering and sale of the units. Each finder received fees comprised of cash equal to 8% of the total value of subscriptions from purchasers located by the finder, and warrants equal to 5% of the number of units purchased by subscribers introduced by the finder.

Each purchaser of units in the private placement also received certain “piggy-back” registration rights, entitling each to register the common shares included in the units on the company’s next registration statement filed with the United States Securities and Exchange Commission.

Proceeds of the financing will be used towards corporate restructuring that plans to see the company re-establish its research and development agreement with The University of British Columbia, reorganize operations, and augment management and its board of directors. The company also plans to re-align its research and development to focus on completion of its pre-clinical cancer vaccine program and initiate development of its microbial vaccine adjuvant.

Mr. Sarafis is an experienced executive with a history of building, operating and mentoring biotechnology companies. Mr. Sarafis founded two biotechnology companies, the most recent being Interomex Biopharmaceuticals Inc., where he was involved in arranging venture capital financing and running all aspects of business operations from 1998 through 2002. More recently Mr. Sarafis has been a full-time consultant to emerging biotechnology companies and academic institutions wishing to commercialize new technologies. Prior to entering the biotechnology sector, he was a researcher in the Division of Medical Microbiology at The University of British Columbia.

Dr. Glynn Wilson is an internationally renowned expert in drug delivery technologies. He was previously Head of Drug Delivery at SmithKline Beecham Pharmaceuticals and Executive Vice-President of R&D at Tacora Corporation. Currently, Dr. Wilson is President and CEO of Auriga Pharmaceuticals, a Speciality Pharmaceutical Company, and President of the GW Group. Dr. Wilson obtained his Ph.D. in Biochemistry, at Heriot-Watt University, Edinburgh, and he was a faculty member at Rockefeller University, New York, in the laboratory of the Nobel Laureates, Stanford Moore and William Stein.

Mr. Ronald L. Handford announced his resignation as the President, CEO and Director of GeneMax and its subsidiaries. He was the founding President & CEO of GeneMax Pharmaceuticals Inc., the wholly-owned subsidiary of GeneMax Corp., and also President & CEO of GeneMax Corp. since the reverse merger that took GeneMax public in 2002, Dr. Jefferies, the company’s Chairman, said, “The company is grateful to Mr. Handford for his commitment and dedication and wishes him success in his future ventures.”

About GeneMax Corp.: GeneMax Corp. is a biotechnology company specializing in the discovery and development of immunotherapeutics for the treatment and eradication of cancer, therapies for infectious diseases and autoimmune disorders and prevention of transplant tissue rejection, using TAP (Transporters Associated with Antigen Presentation) to restore the antigen presentation process to immune cells.

SAFE HARBOR STATEMENT
THIS FORM 8-K INCLUDES FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE UNITED STATES SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED. THESE STATEMENTS ARE MADE UNDER THE “SAFE HARBOR” PROVISIONS OF THE UNITED STATES PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. EXCEPT FOR THE HISTORICAL INFORMATION PRESENTED HEREIN, MATTERS DISCUSSED IN THIS FORM 8-K CONTAIN FORWARD-LOOKING STATEMENTS THAT ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH STATEMENTS. STATEMENTS THAT ARE NOT HISTORICAL FACTS, INCLUDING STATEMENTS THAT ARE PRECEDED BY, FOLLOWED BY, OR THAT INCLUDE SUCH WORDS AS “ESTIMATE,” “ANTICIPATE,” “BELIEVE,” “PLAN” OR “EXPECT” OR SIMILAR STATEMENTS ARE FORWARD-LOOKING STATEMENTS. RISKS AND UNCERTAINTIES FOR GENEMAX CORP. INCLUDE BUT ARE NOT LIMITED THE RISKS ASSOCIATED WITH PRODUCT DISCOVERY AND DEVELOPMENT AS WELL AS THE RISKS SHOWN IN GENEMAX’S MOST RECENT ANNUAL REPORT ON FORM 10-KSB AND ON FORM 10-QSB AND FROM TIME-TO-TIME IN OTHER PUBLICLY AVAILABLE INFORMATION REGARDING GENEMAX. OTHER RISKS INCLUDE RISKS ASSOCIATED WITH OBTAINING GOVERNMENT GRANTS, THE SUCCESS OF PRECLINICAL AND CLINICAL TRIALS, THE PROGRESS OF RESEARCH AND PRODUCT DEVELOPMENT PROGRAMS, THE REGULATORY APPROVAL PROCESS, COMPETITIVE PRODUCTS, FUTURE CAPITAL REQUIREMENTS, AND GENEMAX’S ABILITY AND LEVEL OF SUPPORT FOR ITS RESEARCH ACTIVITIES. THERE CAN BE NO ASSURANCE THAT GENEMAX’S DEVELOPMENT EFFORTS WILL SUCCEED, THAT SUCH PRODUCTS WILL RECEIVE REQUIRED REGULATORY CLEARANCE, OR THAT EVEN IF SUCH REGULATORY CLEARANCE WERE RECEIVED, THAT SUCH PRODUCTS WOULD ULTIMATELY ACHIEVE COMMERCIAL SUCCESS. GENEMAX DISCLAIMS ANY INTENT OR OBLIGATIONS TO UPDATE THESE FORWARD-LOOKING STATEMENTS.”

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENEMAX CORP.
Date: February 10, 2005	By:	/s/ Konstantine Sarafis
Konstantine Sarafis, Chief Executive Officer